Exhibit 10.5

For Bank of America Use Only
Application and Agreement for Standby Letter of Credit TO: Bank of America, N.A. (“Bank of America”)				L/C No.
A. Application.
1. Applicant Name & Address requests Bank of America to issue an irrevocable letter of credit (the “Letter of Credit”) as follows:			2.	In favor of (Beneficiary Name and Address):
☐Full text teletransmission	☐ Airmail	☐ Courier
	Qualcomm Incorporated			NXP Semiconductors N.V.
	5775 Morehouse Drive			Attention: Luc de Dobbeleer
	San Diego, CA 92121 USA			High Tech Campus 60
5656 AG Eindhoven
The Netherlands
Tel.: +31 6 204 18948; email:Luc.de.dobbeleer@nxp.com
3. For Account of / Named Applicant on the Letter of Credit (Name and address (PO Box is not acceptable), if different from Applicant):			3a.	Is this party legally related to 1. Applicant through ownership? ☒ Yes ☐ No
If yes, please indicate relationship:
				☐ Parent	☒ Subsidiary	☐ Affiliate	☐ Owner
If No, provide the following:
	Qualcomm River Holdings B.V.			a. Tax id number/country equivalent:
	Science Park 400, Matrix II, 1098XH			b. If an individual, Date of Birth:
	Amsterdam, The Netherlands			c. Brief explanation of why applicant is applying for a Letter of Credit for a non-related entity

4. Advising Bank (If applicable)			5.	Brief description of underlying transaction:
Related to Purchase Agreement entered into between
Qualcomm River Holdings B.V. and NXP Semiconductors N.V.

6. Amount:	Fifty Million US Dollars	($50,000,000.00)
(in words and figures)
Currency:
(if left blank, U.S. Dollars)
    Expiration Date. Drafts to be drawn on and presented at Bank of America’s Address set forth in the Letter of Credit on or before:      06/30/2018

☐
If this box is marked, Applicant authorizes Bank of America to effect payment of any sums due under this Application and Agreement by means of debiting Applicant’s account with Bank of America set forth below. This authorization does not effect the obligation of Applicant to pay such sums when due, if there are insufficient funds in such account to make such payment when due, or if Bank of America fails to debit the account, and this authorization does not effect any setoff rights of Bank of America at law or in equity. Applicant’s account number with Bank of America _______________________________ .

7. Available by drafts drawn at sight on Bank of America when accompanied by the following documentation:

a.	The original Letter of Credit.
b.	The signed statement of the Beneficiary worded as follows (state wording that is to appear in the statement accompanying the draft; specify if such wording must be exact): Yes

Please see attached
8. Special Instructions:

B.  Agreement.
THIS STANDBY LETTER OF CREDIT AGREEMENT (this “Agreement”) is issued by the undersigned applicant (the “Applicant”) in favor of Bank of America, N. A. (together with its affiliates, the “Bank”).
The Applicant hereby requests that the Bank issue the Letter of Credit (as defined below) for the account of the Applicant, pursuant to the application for Letter of Credit attached hereto (“Application”, the Application and Agreement shall sometimes be collectively referred to as the “Application and Agreement”). The term “Letter of Credit” shall mean the standby letter of credit issued by the Bank for the account of the Applicant (including if the letter of credit is issued jointly for the account of the Applicant and any other Person, as defined below), in each case as amended or otherwise modified from time to time. “Person” means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity. A standby letter of credit issued by the Bank pursuant to this Application and Agreement shall be the Letter of Credit hereunder even if another Person is named as the “Applicant” or “Account Party” in such Letter of Credit. The Applicant agrees that, except as provided below, the Letter of Credit shall be subject to the terms and provisions of this Agreement, and the Applicant further agrees with and for the benefit of the Bank as follows:
1.  Letter Of Credit Procedures.
(a) Subject to the terms and conditions of this Agreement, the Bank may, in its sole and complete discretion, issue the Letter of Credit for the account of the Applicant; provided that the terms and provisions of the Letter of Credit and the Application therefor shall be satisfactory to the Bank in its discretion.
(b) Not later than three Banking Days (as defined in UCP 600 and ISP 98 as applicable, which are defined herein below) prior to the date of the proposed issuance of the Letter of Credit (or such later date as the Bank shall agree), the Applicant shall deliver this Application and Agreement for such Letter of Credit to the Bank. The Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the Bank, by personal delivery or by any other means acceptable to the Bank.
(c) The Applicant authorizes the Bank to set forth the terms of the Application in the Letter of Credit (and in any amendment thereto) in such language as the Bank deems appropriate, with such variations from such terms as the Bank may in its discretion determine to be necessary (which determination shall be conclusive) and not materially inconsistent with the Application. The Bank may, but shall not be obligated to, request the Applicant to review the form of the Letter of Credit prior to issuance thereof, in which case the Applicant shall be deemed to have approved the form of such Letter of Credit.  Notwithstanding, the Applicant agrees that the Letter of Credit shall be conclusively presumed to be in proper form unless the Applicant notifies the Bank in writing of any inconsistency in the Letter of Credit within three Banking Days of its issuance. Upon receipt of timely notice of any inconsistency in the Letter of Credit, the Bank will endeavor to obtain the consent of the Beneficiary and any confirming bank for an appropriate modification to the Letter of Credit; provided that the Bank shall have no liability or responsibility for its failure to obtain such consent.
(d) The Applicant accepts the risk that the Letter of Credit will be interpreted or applied other than as intended by the Applicant to the extent the Letter of Credit (i) permits presentation at a place other than the place of issuance, (ii) permits application of laws or practice rules with which the Applicant or the Bank is unfamiliar, (iii) includes ambiguous, inconsistent or impossible requirements, (iv) requires termination or reduction against a presentation made by the Applicant rather than the Beneficiary or (v) fails to incorporate or modifies appropriate letter of credit practices rules.
(e) The delivery of this Application and Agreement shall automatically constitute a representation and warranty by the Applicant to the Bank to the effect that on the requested date of issuance or amendment of the Letter of Credit, (i) the representations and warranties of the Applicant set forth in Section 11 shall be true and correct as of such requested date as though made on the date thereof and (ii ) no Deposit Event, as defined in Section 3 below, shall have then occurred and be continuing or will result from the issuance.
(f)        The Letter of Credit may be issued by any office of the Bank in its sole discretion within or outside the United States.
2.  Applicant Payments.
(a) The Applicant hereby agrees to reimburse the Bank forthwith upon demand in an amount equal to any payment or disbursement made by the Bank under the Letter of Credit, together with interest on the amount so paid or disbursed by the Bank from and including the date of payment or disbursement to but not including the date the Bank is reimbursed by the Applicant at the interest rate described in Section 2(g). The obligation of the Applicant to reimburse the Bank under this Section 2 for payments and disbursements made by the Bank under the Letter of Credit shall be absolute and unconditional under any and all circumstances, including, without limitation, the following:
(i)            any failure of any draft, order, instrument, demand or other document drawn or presented, or to be drawn or presented, under the Letter of Credit (“Item” or collectively referred to as “Items”) to strictly comply with the terms of the Letter of Credit;
(ii)          the legality, validity, regularity or enforceability of the Letter of Credit or of any Item presented thereunder;
(iii)        any defense based on the identity of the transferee of the Letter of Credit or the sufficiency of the transfer if the Letter of Credit is transferable;
(iv)         the existence of any claim, set-off, defense or other right that the Applicant may have at any time against any Beneficiary or transferee of the Letter of Credit, the Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or any unrelated transaction;
(v)          any Item presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(vi)          honor of a demand for payment presented electronically even if the Letter of Credit requires that demand be in the form of a draft;
(vii)        waiver by the Bank of any requirement that exists for the Bank’s protection and not the protection of the Applicant or any waiver by the Bank which does not in fact materially prejudice the Applicant;
(viii)      any payment made by the Bank in respect of an otherwise complying Item presented after the date specified as the expiration date of, or the date by which documents must be received under the Letter of Credit if presentation after such date is authorized by the UCC, ISP98 or the UCP, as applicable; or
(ix)          any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
In the event that the Applicant shall provide written notice to the Bank within five (5) Banking Days of a payment by the Bank, that Applicant disagrees with the Bank’s findings and it is determined in a final non-appealable order by a court of competent jurisdiction that any wrongful payment or disbursement made by the Bank under the Letter of Credit was a result of any act or omission constituting gross negligence or willful misconduct on the part of the Bank, the Bank shall refund reimbursement payment paid hereunder by Applicant to the Bank without interest or cost.
(b) On each fee payment date, so long as any undrawn amount of the Letter of Credit remains available, Applicant shall pay the Bank the Letter of Credit fee. The fee payment date(s) shall be the date(s) as Applicant and the Bank may agree, or in the absence of such agreement, the fee payment date shall be the date on which the Bank issues the Letter of Credit. The fee shall be at such rate per annum as Applicant and the Bank may agree or, in the absence of such agreement, at the rate customarily charged by the Bank at the time such fee is payable, based upon Applicant’s creditworthiness, as determined by the Bank in its sole discretion. The applicable Letter of Credit fee shall be calculated and payable on the undrawn amount of the Letter of Credit as of each fee payment date, and shall be for the period commencing on such fee payment date and ending on the day preceding the next fee payment date (or the expiration date of the Letter of Credit, as the case may be), both dates inclusive. The Letter of Credit fees will be computed on the basis of a 360-day year and actual days elapsed. The Bank shall not be required to refund any portion of the Letter of Credit fees paid for any period during which (i) the Letter of Credit expires or otherwise terminates or (ii) any undrawn amount of the Letter of Credit is reduced by drawings or by amendment.
(c) Applicant shall pay the Bank, on demand, commissions and fees for amendments to, payments under, extensions of or cancellation of the Letter of Credit, and other services in the amounts Applicant and the Bank may agree or, in the absence of such agreement, in the amounts customarily charged by the Bank on the date of the Bank’s demand.
(d) All payments and deposits of any kind by Applicant under this Application and Agreement, including prepayments, shall be made at the banking center or office the Bank may designate from time to time. The Bank shall have no obligation to pay Applicant interest on any such payment, prepayment or deposit made by Applicant under this Application and Agreement.
(e)  (i) All payments and deposits by Applicant under this Application and Agreement shall be in the currency in which the Letter of Credit is payable, except that the Bank may, at its option, require payments and deposits by Applicant under this Application and Agreement to be made in U.S. Dollars if the Letter of Credit is payable in a currency other than U.S. Dollars.
(ii) the amount of each payment and each deposit by Applicant under this Application and Agreement in U.S. Dollars for the Letter of Credit payable in a currency other than U.S. Dollars shall be determined by converting the relevant amount to U.S. Dollars at the Conversion Rate in effect:
(A) with respect to each payment under Section 2(a) of this Agreement, on the date the payment is made by the Bank under or in respect of the Letter of Credit; and
(B) with respect to each payment not falling under the preceding clause (A) and each deposit, on the date of the Bank’s demand for such payment or deposit.
(iii) If a U.S. Dollar deposit by Applicant under this Application and Agreement for the Letter of Credit payable in a foreign currency becomes less than the U.S. Dollar equivalent of the undrawn amount of the Letter of Credit because of any variation in rates of exchange, Applicant shall deposit with the Bank, on demand, additional amounts in U.S. Dollars so that the total amount deposited by Applicant under this Application and Agreement is not less than the U.S. Dollar equivalent of the undrawn amount of the Letter of Credit, determined by using the Conversion Rate on the date of the Bank’s latest demand.
(iv) “Conversion Rate” means the rate quoted by the Bank for the purchase from the Bank of the relevant currency other than U.S. Dollars with U.S. Dollars.
(f) Applicant shall reimburse or compensate the Bank, on demand, for all costs incurred, losses suffered and payments made by the Bank which are applied or allocated by the Bank to the Letter of Credit (as determined by the Bank) by reason of any and all present or future reserve, capital, deposit, assessment or similar requirements against (or against any class of or change in or in the amount of) assets or liabilities of, or commitments or extensions of credit by, the Bank.
(g) Applicant shall pay interest, on demand, on any amount not paid when due under this Application and Agreement from the due date until payment in full at a rate per annum equal to the rate of interest publicly announced from time to time by the Bank as its prime rate (the “Prime Rate”), plus three percentage points (not to exceed the maximum rate permitted by applicable law)or as otherwise agreed by the Bank. The Prime Rate is set by the Bank based on various factors, including the Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some credits. The Bank may price credit at, above or below the Prime Rate. Any change in the Bank’s Prime Rate shall take effect at the opening of business on the day specified in the Bank’s public announcement of a change in the Bank’s Prime Rate. Interest will be computed on the basis of a 360-day year and actual days elapsed.
3.  Deposit Events. Upon the occurrence of any of the following events (each a “Deposit Event”), Applicant shall deposit with the Bank, on demand (except that such demand shall not be required in the event of an occurrence described in (b) below) and as cash security for Applicant’s obligations to the Bank under this Application and Agreement, an amount equal to the undrawn amount of the Letter of Credit:
(a)  Applicant defaults under any provision of this Application and Agreement;
(b)  Any bankruptcy or similar proceeding is commenced with respect to Applicant;
(c)  Any default occurs under any other agreement involving the borrowing of money or the extension of credit under which Applicant may be obligated as borrower, installment purchaser or guarantor, if such default consists of the failure to pay any indebtedness when due or if such default permits or causes the acceleration of any indebtedness or the termination of any commitment to lend or to extend credit;
(d) Applicant or any of its affiliates defaults on any other obligation to the Bank;
(e) In the opinion of the Bank, any material adverse change occurs in Applicant’s business, operations, financial condition or ability to perform its obligations under this Application and Agreement;
(f) Any guarantee of Applicant’s obligations under this Application and Agreement terminates, is revoked or its validity is contested by the guarantor, or any of the events set forth in (b) through (e) above occur with respect to the guarantor rather than the Applicant; or
(g) Any court order, injunction or other legal process is issued restraining or seeking to restrain drawing or payment under the Letter of Credit.
4.  Charge to Accounts. If the Bank is unable to debit the account, if any, specified on the Application, Applicant authorizes the Bank to charge any of Applicant’s accounts with the Bank, or any affiliate of the Bank, for all amounts then due and payable to the Bank under this Application and Agreement.
5.  Indemnities.
(a) Applicant will indemnify and hold the Bank (such term to include for purposes of this Section 5 affiliates of the Bank and its affiliates’ officers, directors, employees and agents) harmless from and against (i) all loss or damage arising out of the issuance by the Bank, or any other action taken by any such indemnified party in connection with the Letter of Credit including any loss or damage arising in whole or in part from the negligence of the party seeking indemnification, but excluding any loss or damage resulting from the gross negligence or willful misconduct of the party seeking indemnification, and (ii) all costs and expenses (including reasonable attorneys’ fees and allocated costs of in-house counsel and legal expenses) of all claims or legal proceedings arising out of the issuance and all actions arising from or relating to issuance by the Bank of the Letter of Credit or incident to the collection of amounts owed by Applicant hereunder or the enforcement of the rights of the Bank hereunder, including, without limitation, legal proceedings related to any court order, injunction, or other process or decree restraining or seeking to restrain the Bank from paying any amount under the Letter of Credit. Additionally, Applicant will indemnify and hold the Bank harmless from and against all claims, losses, damages, suits, costs or expenses (including reasonable attorneys’ fees and allocated costs of in-house counsel, and legal expenses) arising out of Applicant’s failure to timely procure licenses or comply with applicable laws, regulations or rules, or any other conduct or failure of Applicant relating to or affecting the Letter of Credit.
(b) If any award, judgment or order is given or made for the payment of any amount due under this Application and Agreement and such award, judgment or order is expressed in a currency other than the currency required under this Application and Agreement, Applicant shall indemnify the Bank against and hold the Bank harmless from all loss and damage incurred by the Bank as a result of any variation in rates of exchange between the date of such award, judgment or order and the date of payment (or, in the case of partial payments, the date of each partial payment thereof) in the required currency
(c) Without limiting the foregoing, the above indemnities cover all claims and liabilities for which the indemnified party is not responsible to the Applicant under this Agreement, or, if not covered in this Agreement, under applicable law or practice, and the above indemnities cover all claims and liabilities, whether they arise or are settled formally or informally, in which (i) the Beneficiary seeks to enforce the Letter of Credit or any pre-advice of its issuance or amendment, (ii) a third party seeks to enforce the rights of an applicant, Beneficiary, nominated bank, assignee of letter of credit proceeds, or holder of a document, (iii) Applicant seeks to enjoin honor or to attach proceeds from honor or to obtain similar relief against the Bank or (iv) a government agency seeks to investigate or regulate specifically this Agreement, the Letter of Credit, or any document or property received under this Application and Agreement or the Letter of Credit.
(d) Each of these indemnities shall constitute an obligation separate and independent from the other obligations contained in this Application and Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Bank from time to time, and shall continue in full force and effect notwithstanding any award, judgment or order for a liquidated sum in respect of an amount due under this Application and Agreement.
6.  Limitations on the Bank’s Liability.
(a) The Bank shall not be responsible to Applicant for, and the Bank’s rights and remedies against Applicant shall not be impaired by:
(i) action or inaction of the Bank required or permitted under any law, order, or practice that is required or permitted to be applied to the Letter of Credit or this Agreement (including the law or any order of a jurisdiction where the Bank or the Beneficiary is located and the practice stated in the International Standby Practices, ICC Publication No. 590 (“ISP98”) or the current version, Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (“UCP 600”) or current version thereof, as determined at the time the Letter of Credit is issued, , and the decisions, opinions, practice statements, and official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), and the Institute of International Banking Law & Practice whether or not the Letter of Credit chooses such law or practice;

(ii) honor without regard to any non-documentary condition(s) in the Letter of Credit;
(iii) honor or other recognition of a presentation or other demand that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the Beneficiary or other person (excluding employees of the Bank and any processing agent engaged by the Bank), whether or not Applicant is innocent and obtains no benefit;
(iv) dishonor of any presentation that does not strictly comply or that is fraudulent, forged, or otherwise not entitled to honor;
(v) dishonor, which is authorized by Applicant, which occurs during the continuance of a Deposit Event, or for which Applicant is unwilling or unable to reimburse the Bank;
(vi) non-notification to Applicant of the Bank’s receipt of a presentation or claim for reimbursement under the Letter of Credit or of the Bank’s disposition thereof;
(vii) if the Bank in its sole discretion approaches Applicant for a waiver of discrepancies, dishonors regardless of Applicant’s waiver of discrepancies or request for honor; or
(viii) retention of Letter of Credit proceeds based on a valid exercise of Bank’s set off rights or on an apparently applicable attachment order, blocking regulation, or third-party claim notified to the Bank.
(b) Except as may be expressly provided in this Agreement, the Bank shall not be liable to the Applicant in contract, tort or otherwise and under no circumstances shall the Bank be liable to the Applicant or any other person for any special, indirect, consequential, exemplary, or punitive damages.
7.  The Bank’s Discretion.
(a) The Bank may for Applicant’s account at any time provide in the Letter of Credit or otherwise agree to do or do any one or more of the following:
(i) send the Letter of Credit or conduct any communication to or from the Beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a Beneficiary;
(ii) assert or waive or, with any necessary consent from the Beneficiary or other person, amend any provision in the Letter of Credit or applicable practice that primarily concerns issuer operations (including (A) identification of the Letter of Credit in any presentation, (B) marking of the Letter of Credit to reflect a transfer, payment, or other action, (C) specification of banking days and hours, manner, and place for the Bank’s receiving a  presentation, effecting honor, and giving notice of dishonor under the Letter of Credit, (D) duration of the period(s) for examination, approaching Applicant for a waiver, or sending a notice of refusal, (E) disposition of the Beneficiary’s documents after dishonor or while approaching Applicant for a waiver, and (F) replacement of a lost Letter of Credit or recognition of a successor Beneficiary);
(iii) select any branch or office of the Bank or any affiliate of the Bank or another Bank to act as advising, transferring, confirming, and/or nominated bank or person under the law and practice of the place where it acts (if the Letter of Credit permits advice, transfer, confirmation, and/or nomination) or to act as letter of credit processing agent for the Bank in the Bank’s issuance of the Letter of Credit or processing of demands or in any other action that the Bank is required or permitted to take under the Letter of Credit;
(iv) honor any presentation that substantially complies with the terms and conditions of the Letter of Credit, whether or not the Letter of Credit requires strict or literal compliance; and
(v) provide for or submit to arbitration, mediation, or the like for the resolution of any dispute between the Bank and Beneficiary.
(b) Unless specifically committed to do so in a writing signed by the Bank, the Bank need not consent to any Letter of Credit amendment. If the Letter of Credit may be extended or terminated by a notice given or other action taken by the Bank (with or without the passage of time) and if Applicant desires that the Bank give a notice of non-extension under the Letter of Credit, Applicant should so notify the Bank in writing more than 15 calendar days in advance of the last day on which a timely notice may be given to Beneficiary. Whether or not requested to do so by Applicant, the Bank shall have the right to give such notice or take such action, to fail or refuse to do so, or to fail to retain proof of doing so. If the Bank gives such notice or takes such action at Applicant’s request, then Applicant shall obtain the Beneficiary’s acknowledgement thereof and, in the case of Letter of  Credit termination, return of the original Letter of Credit. If the Bank fails or refuses to give a notice of non-extension or termination at Applicant’s timely written request, then the Bank’s Letter of Credit fees shall be calculated as if the Bank had given such notice or taken such action.
(c) If the Beneficiary or another person claims that the Bank has wrongfully repudiated or dishonored, then the Bank shall have the right to defend or settle the claim, with or without joining Applicant in any proceeding or negotiation and without regard to whether the claimant asserts that the Bank is precluded from relying on a valid defense, and Applicant shall have the obligation to mitigate damages and, if the Bank pays or settles, to reimburse, indemnify, account for any benefits, as provided above, and to cooperate with the Bank as subrogee.
(d) The Bank’s agreement to use, or its use of, its discretion in one or more instances shall not waive its right, with or without notice to Applicant, to use its discretion differently in other similar instances and shall not establish a course of conduct on which Applicant may rely in any other instances under the same Letter of Credit.
8.  Applicant’s Responsibility for Letter of Credit Text and Practice. Applicant is responsible for preparing or approving the text of the Letter of Credit as submitted to and as issued by the Bank and as received by the Beneficiary. The Bank’s recommendation or drafting of text or the Bank’s use or non-use or refusal to use text submitted by Applicant shall not affect Applicant’s ultimate responsibility for the final text. Applicant is responsible for the Bank’s failure to apply, or to observe standard practice as applied to, Letter of Credit terms or conditions that (i) are erroneous, ambiguous, inconsistent, insufficient, ineffective, or illegal, (ii) require the Bank to respond to a demand in fewer than 3 banking days, or (iii) require Applicant to sign, issue, or present a document.

9.  Governing Law and Rules.
(a) This Agreement will be governed by and interpreted in accordance with (i) U.S. federal law and, (ii) the laws of the state of New York. Unless otherwise specified in the terms of the Letter of Credit, the Letter of Credit will be subject to and governed by and interpreted in accordance with the most current version of the UCP 600 or ISP98, as applicable, in effect on the date the Letter of Credit is issued. In any event, each choice of law shall be without reference to the chosen jurisdiction’s provisions regarding conflicts of laws.
(b) Applicant and the Bank agree, to the extent permitted under applicable law, to waive any right to a trial by jury in any action or proceeding with respect to any dispute or controversy under this Application and Agreement and hereby agree that such action or proceeding will be tried before a judge without a jury.
10.  Applicant Status. The word “Applicant” in this Application and Agreement refers to each signer (other than the Bank) of this Application and Agreement. If this Application and Agreement is signed by more than one Applicant, their obligations under this Application and Agreement shall be joint and several and each Applicant hereby waives all suretyship defenses such Applicant may now or hereafter have with respect to any obligations under this Agreement. If there is more than one Applicant, the Letter of Credit will be issued in the name of the Account Party listed on the Application, or if no such party is listed, the first Applicant named on the Application (the “Designated Party”). Applicant further agrees that the Designated Party shall have the exclusive right to issue all instructions relating to the Letter of Credit including (without limitation) instructions as to the disposition of documents and any unutilized funds, waiver of discrepancies, and to agree with the Bank upon any amendments, modifications, extensions, renewals, or increases in the Letter of Credit or the further financing or refinancing of any transaction effected thereunder, irrespective of whether the same may now or hereafter affect its rights or those of its legal representatives, heirs, successors or assigns. The Designated Party shall have specimen signatures on file with the Bank and the Bank may give any notices to the Designated Party without notice to any other person listed as an Applicant on the Application.
11.  Representations and Warranties. Applicant represents and warrants to the Bank that it has the authority to enter into this Application and Agreement and that such Agreement will not violate or conflict with any of the provisions of its constituent documents or any other agreement or undertaking to which it is a party or to which it is bound.
(b) Applicant represents and warrants to the Bank that Applicant has obtained all licenses and other governmental approvals required for the import, export, shipping, storage of, financing of or payment for goods and the documents described in the Letter of Credit. Applicant also represents and warrants to the Bank that it has paid all applicable levies, duties or other taxes imposed in connection with the Letter of Credit (other than net income taxes payable by the Bank). Without limiting the generality of the foregoing, Applicant further expressly represents and warrants to the Bank that the transactions underlying the Letter of Credit are not prohibited under the Foreign Assets Control Regulations of the United States Treasury Department and any importation covered by the Letter of Credit conforms in every respect with all existing applicable U.S. and state laws.
12.  Miscellaneous.
(a) No delay, extension of time, renewal, compromise or other indulgence which may occur or be granted by the Bank shall impair the rights and powers of the Bank hereunder. The Bank shall not be deemed to have waived any of its rights hereunder, unless the Bank shall have signed such waiver in writing.
(b) Any notice from the Bank to Applicant shall be deemed given when mailed, postage paid, or when delivered to a courier, fee paid by shipper, addressed to Applicant at the address furnished by Applicant to the Bank pursuant to this Application and Agreement, or when confirmed by electronic confirmation to the Bank as having been delivered via facsimile or other teletransmission. Any notice from Applicant to the Bank shall be sent to the address of the Bank specified by the Bank to Applicant and shall be effective upon receipt by the Bank.
(c) Each provision of this Application and Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Application and Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Application and Agreement.
(d) Any and all payments made to the Bank hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding income or franchise taxes imposed by the United States and any political subdivisions thereof (such nonexcluded taxes being herein called “Taxes”). If Applicant shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 12(d)), the Bank shall receive an amount equal to the sum the Bank would have received had no such deductions been made, (ii) Applicant shall make such deductions, and (iii) Applicant shall pay the full amount deducted to the relevant authority in accordance with applicable law. Applicant will indemnify the Bank for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 12(d)) paid by the Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Bank makes written demand therefor. Within 30 days after the date of any payment of Taxes, Applicant will furnish to the Bank the original or a certified copy of a receipt evidencing payment thereof.
(e) This Application and Agreement shall be binding upon Applicant, its successors and assigns, and shall inure to the benefit of the Bank, its successors, transferees and assigns; provided that any assignment by Applicant of any of its rights or obligations under this Application and Agreement without the prior written consent of the Bank shall be void.

(f) If the Applicant requests the Bank to increase the amount of the Letter of Credit, extend or renew the Letter of Credit, otherwise modify the terms of the Letter of Credit, or finance or refinance any transaction effected under the Letter of Credit, Applicant agrees that this Agreement shall continue to bind it with respect to any action taken by the Bank or any of the Bank’s correspondents in accordance with such increase, extension, renewal or other modification and as to any transaction so financed or refinanced.
(g) Applicant shall pay the Bank for reasonable attorneys’ fees and allocated costs of in-house counsel, and legal costs paid or incurred by the Bank in connection with this Agreement or the related Letter of Credit (including, without limitation, the defense by the Bank of any proceeding initiated by the Applicant to enjoin or restrain any drawing, payment or negotiation of the Letter of Credit by the Bank, even if the Applicant is awarded such relief, provided only that the Bank has acted in good faith in defending such action).
(h) Unless the Applicant has specified in the Application that the wording of the Letter of Credit must be exact, Applicant understands that the final form of the Letter of Credit may vary from the wording specified in the Application, and Applicant authorizes the Bank to make such changes, not materially inconsistent with the Application, which the Bank deems necessary or appropriate. Applicant understands that the risk to Applicant is greater if Applicant requests a standby letter of credit which requires only a draft, rather than a standby letter of credit which requires supporting documentation.
(i) In the event of any change or modification, with the consent of Applicant, which consent may be given by any means of submission acceptable to the Bank, including, without limitation, computer, facsimile or telex, relative to the Letter of Credit or any instrument called for hereunder, including any waiver made or in good faith believed by the Bank to have been made by Applicant of any term hereof or the noncompliance of any such instruments with the terms of the Letter of Credit, this Application and Agreement shall be binding upon Applicant with regard to the Letter of Credit as so changed or modified, and to any action taken by the Bank or any of its correspondents relative thereto. No term or provision of this Application and Agreement can be changed orally, but only in a writing and signed by Applicant and the Bank. This Application and Agreement may be amended, supplemented or modified from time to time by a rider, amendment or supplement executed by Applicant and accepted by the Bank.
(j) The Bank assumes no liability or responsibility for the consequences arising out of delay and/or loss in transit of any message, letter or documentation, or for delay, mutilation or other error arising in the transmission of any teletransmission. In no event shall the Bank be liable for any special, indirect, consequential or exemplary damages.
(k) If Applicant includes in the Application any language describing events or conditions that would not be possible for the Bank to verify solely from the documents required to be presented under the Letter of Credit, Applicant acknowledges and agrees that the Bank has no obligation to verify compliance with such requirements.

NOTICE OF FINAL AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

This Application and Agreement is executed by Applicant on 11/23/2016 .

Qualcomm Incorporated

Name of Applicant Matthew Post	Director, Treasury
By:	Title
Name of Applicant (if any, co-signing with the Applicant above)
By:	Title
(WHERE SPECIMEN SIGNATURES OF THE APPLICANT NAMED ABOVE ARE NOT ON FILE WITH BANK OF AMERICA, THE FOLOWING SIGNATURE VERIFICATION IS REQUIRED.)
The above signature of an officer, partner or agent of each Applicant indicated above confirms to that on file with us and such officer, partner or agent is fully authorized to sign this Agreement for such Applicant.

By: BANK (Full Name)	(Bank Address)
Authorized Signature/Title (Specimen signature of the signer must be on file with Bank of America)

FOR OFFICE USE ONLY
☐ Trade Operations _________________ Mail Code# ____________________

COMMISSION ☐ Per Standard Fee Schedule ☐ Other ________ ☐ Charge Banking Center ☐ Charge Directly ☐ Commissions and Charges ☐ Drawing, Commissions only and Charges
APPROVING OFFICER (Printed Name) PHONE #
OFFICER TELEPHONE # FAX #

DDA APPLICANT A/C #	OFFICER NUMBER AND COST CENTER NUMBER
APPROVING BANK OFFICER SIGNATURE	Bank of America, N.A.
OFFICER - INTEROFFICE ADDRESS